Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2002 relating to the financial statements and financial statement schedule of TRC Companies, Inc. for the year ended June 30, 2002, which appears on page 25 of TRC Companies, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

December 14, 2004